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                                KELLOGG COMPANY

                                AMENDED RESTATED
                                 CERTIFICATE OF
                                 INCORPORATION

                  (WITH ALL AMENDMENTS THROUGH APRIL 21, 1995)

                                     FIRST

  The name of this corporation is KELLOGG COMPANY.

                                     SECOND

  Its registered office, in the State of Delaware, is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware.

                                     THIRD

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be now or hereafter organized under the General Corporation Law of Delaware.

                                     FOURTH

  The total number of shares of capital stock which this Corporation shall have authority to issue is 330,000,000 shares of common stock of the par value of $0.25 per share. Each share of common stock, $0.25 par value per share, of this Corporation, issued and held of record at the close of business on December 4, 1991, including shares held by this Corporation as treasury shares, shall automatically be converted at such time into two validly issued, fully paid and nonassessable shares of common stock, $0.25 par value per share. A statement of the designations, dividend rights, voting powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of stock which the corporation shall be authorized to issue, is as follows:


                                  COMMON STOCK


  1.     DIVIDENDS.





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  Dividends may be paid upon the common stock as and when declared by the Board of Directors out of funds legally available for the payment of dividends.

  2.     VOTING POWERS.

  The holders of the common stock shall have the exclusive right to vote for the election of Directors and for all other purposes, each holder of common stock being entitled to one vote for each share thereof held.

  3.     PREEMPTIVE RIGHTS.

  No holder of stock of the Corporation shall have any preemptive right to subscribe for, purchase, or otherwise acquire shares of stock of the Corporation of any class, whether now or hereafter authorized, nor shall any holder of stock of the Corporation have any preemptive right to subscribe for, purchase, or otherwise acquire bonds, notes or other securities, whether or not convertible, into shares of stock of the Corporation of any class; and the Board of Directors may, from time-to-time, and at any time, cause shares of stock of the Corporation of any class to be issued, sold or otherwise disposed of at such price or prices and upon such terms as the Board of Directors may determine.

  4.     LIQUIDATION RIGHTS.

  Upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed ratably to the holders of the common stock.

  5.     LIABILITY TO FURTHER CALL OR ASSESSMENT.

  The stock heretofore issued shall be fully paid and nonassessable.


  6.     FRACTIONAL SHARES.

  No fractional shares of any class of stock shall be issued.

                                     FIFTH

  The number of shares with which this Corporation will commence business is ten (10) shares of common stock, which shares are without nominal or par value.

                                     SIXTH

  This Corporation is to have perpetual existence.





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                                    SEVENTH

  The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.


                                     EIGHTH

  The Corporation may, in its Bylaws, confer powers upon its Directors in addition to the powers and authorities expressly conferred upon them by statute.

                                     NINTH

  This Restated Certificate of Incorporation, as amended, shall be subject to alteration, amendment or repeal, and new provisions thereof may be adopted by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock entitled to vote generally in the election of Directors (such outstanding shares hereinafter referred to collectively as the "Voting Stock"), voting together as a single class, at any regular or special meeting of the stockholders (but only if notice of the proposed change be contained in the notice to the stockholders of the proposed meeting). Notwithstanding the foregoing and in addition to any other requirements of applicable law, the alteration, amendment or repeal of, or the adoption of any provision inconsistent with, this Article NINTH or Article TENTH, ELEVENTH or TWELFTH of this Restated Certificate of Incorporation, as amended, shall require the affirmative vote of the holders of not less than two-thirds of the voting power of all shares of the Voting Stock, voting together as a single class, at any regular or special meeting of the stockholders.

  The Bylaws of this Corporation shall be subject to alteration, amendment or repeal, and new bylaws may be adopted (i) by the affirmative vote of the holders of not less than a majority of the voting power of all shares of the Voting Stock, voting together as a single class, at any regular or special meeting of the stockholders (but only if notice of the proposed change be contained in the notice to the stockholders of the proposed meeting), or (ii) by the affirmative vote of not less than a majority of the members of the Board of Directors at any meeting of the Board of Directors at which there is a quorum present and voting; provided, that any alteration, amendment or repeal, or the adoption of any provision inconsistent with Article II, Section 2 or
Section 6, or Article III, Section 1, Section 2 or Section 5, or Article XIV,
Section 1 of the Bylaws, shall require, in the case of clause (i), the affirmative vote of the holders of not less than two-thirds of the voting power of all shares of the Voting Stock, voting together as a single class, at any regular or special meeting of the stockholders, or, in the case of clause (ii), the affirmative vote of such number of Directors constituting not less than two-





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thirds of the total number of directorships fixed by a resolution adopted by the Board of Directors pursuant to Article TENTH of this Restated Certificate of Incorporation, as amended, whether or not such directorships are filled at the time (such total number of directorships hereinafter referred to as the "Full Board").


                                     TENTH

  The number of Directors of this Corporation shall be not less than twelve
(12) nor more than eighteen (18). The exact number of Directors within such limitations shall be fixed from time-to-time by a resolution adopted by not less than two-thirds of the Full Board (as defined in Article NINTH). At the 1986 Annual Meeting of Stockholders, the Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1987 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1988 Annual Meeting of Stockholders, and the term of office of the third class to expire at the 1989 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, the class of Directors whose terms of office shall expire at such time shall be elected to hold office for terms expiring at the third succeeding Annual Meeting of Stockholders following their election. Each Director shall hold office until his successor shall be elected and shall qualify.

  Subject to the rights of the holders of any particular class or series of equity securities of this Corporation, (i) newly created directorships resulting from any increase in the total number of authorized Directors may be filled by the affirmative vote of not less than two-thirds of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors, or by the stockholders, in accordance with the Bylaws, and (ii) any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of not less than two-thirds of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors. Any Director so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of office of the class of Directors to which he or she has been elected expires. No decrease in the total number of authorized Directors constituting the Board of Directors shall shorten the term of office of any incumbent Director.





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  Subject to the rights of the holders of any particular class or series of equity securities of this Corporation, any Director may be removed only for cause and only by the affirmative vote of the holders of not less than two-thirds of the voting power of all shares of Voting Stock, voting together as a single class, at any regular or special meeting of the stockholders, subject to any requirement for a larger vote contained in any applicable law, this Corporation's Restated Certificate of Incorporation, as amended, or the Bylaws.

                                    ELEVENTH

  Any action required or permitted to be taken by the stockholders of this Corporation may be effected solely at an Annual or Special Meeting of Stockholders duly called and held in accordance with law and this Corporation's Restated Certificate of Incorporation, as amended, and may not be effected by any consent in writing by such stockholders or any of them.


                                    TWELFTH

Except as otherwise expressly provided in the immediately following paragraph:

  (a) any merger or consolidation of this Corporation with or into any other corporation other than a Subsidiary (as hereinafter defined); or

  (b) any sale, lease, exchange or other disposition by this Corporation or any Subsidiary of assets constituting all or substantially all of the assets of this Corporation and its Subsidiaries taken as a whole, to or with, any other person or entity in a single transaction or series of related transactions; or

  (c)    any liquidation or dissolution of this Corporation;

shall require, in addition to any vote required by law or otherwise, the affirmative approval of holders of not less than two-thirds of the voting power of the Voting Stock.

  The provisions of this Article TWELFTH shall not apply to any transaction described in the immediately preceding paragraph if such transaction is approved by a majority of the Continuing Directors (as hereinafter defined).

  For purposes of this Article TWELFTH, (a) the term "Subsidiary" means any corporation of which a majority of each class of equity security is beneficially owned, directly or indirectly, by this Corporation; (b) the term "Affiliate'', as used to indicate a relationship to a specified person, shall mean a person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person, except





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that, notwithstanding the foregoing, a Director of this Corporation shall not be deemed to be an Affiliate of a specified person if such Director, in the absence of being a stockholder, Director or officer of this Corporation, or a Director or officer of any Subsidiary, would not be an Affiliate of such specified person; (c) the term "Associate", as used to indicate a relationship with a specified person, shall mean (i) any corporation, partnership or other organization of which such specified person is an officer or partner, or beneficially owns, directly or indirectly, ten percent or more of any class of equity securities; (ii) any trust or other estate in which such specified person has a substantial beneficial interest, or as to which such specified person serves as trustee or in a similar fiduciary duty; (iii) any relative or spouse of such specified person, or any relative of such spouse who has the same home as such specified person; and (iv) any person who is a Director or officer of such specified person or any of its Affiliates, except that notwithstanding clauses (i), (ii), (iii) and (iv) above, a Director of this Corporation shall not be deemed to be an Associate of a specified person if such Director, in the absence of being a stockholder, Director or officer of this Corporation, or a Director or officer of any Subsidiary, would not be an Associate of such specified person; (d) the term "Transacting Entity" shall mean (i) a corporation with which this Corporation merges or consolidates in a transaction described in clause (a) of the first paragraph of this Article TWELFTH; (ii) a person or entity to which this Corporation sells, leases, exchanges or otherwise disposes of assets in a transaction described in clause
(b) of the first paragraph of this Article TWELFTH; or (iii) a person, other than the Chief Executive Officer of this Corporation, or entity, who shall propose a liquidation or dissolution described in clause (c) of the first paragraph of this Article TWELFTH; and (e) the term "Continuing Director" shall mean a Director who is neither an Affiliate nor an Associate of the Transacting Entity, provided that if there be no Transacting Entity, each Director is a Continuing Director.


                                   THIRTEENTH

  SECTION 1.

  No person who is or was at any time a Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that unless and except to the extent otherwise permitted from time-to-time by applicable law, the provisions of this Article shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, (iv) for any transaction from which the Director derived an improper personal benefit, or
(v) for any act or omission occurring prior to the date this Article becomes effective.





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  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

  SECTION 2.

  (a).   Right to Indemnification.

  Each person who was or is made a party, or is threatened to be made a party to, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation, where the basis of such Proceeding is an alleged action or omission in an official capacity as such, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer, and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however. that except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that if the Delaware General Corporation Law requires, an Advancement of Expenses incurred by an indemnitee in his or her capacity as a Director or officer shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision, from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise (hereinafter an "Undertaking").

  (b).   Right of Indemnitee to Bring Suit.

  If a claim under paragraph (a) of this section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the indemnitee





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may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i), any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an Advancement of Expenses), it shall be a defense that, and (ii) any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this section or otherwise, shall be on the Corporation.

  (c).   Non-Exclusivity of Rights.

  The rights to indemnification and to the Advancement of Expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, bylaw agreement, vote of stockholders or disinterested Directors, or otherwise.

  (d).   Insurance.

  The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

  (e).   Other Indemnification.





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  The Corporation may, to the extent authorized from time-to-time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any Director, officer, employee or agent of the Corporation, whether or not acting in his or her capacity as such, or at the request of the Corporation, to the fullest extent of the provisions of this section with respect to the indemnification and Advancement of Expenses of Directors and officers of the Corporation.





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                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

         Kellogg Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the corporation at a meeting duly held October 21, 1994 adopted a resolution proposing and declaring the amendment set forth below to the Corporation's Amended and Restated Certificate of Incorporation to be advisable and calling for submission thereof to the stockholders of the corporation at its next Annual Meeting. The resolution setting forth the proposed amendment is as follows:

                 RESOLVED, That the Amended and Restated Certificate of Incorporation of this Corporation be amended by changing the first paragraph of Article TENTH thereof so that, as amended, said Article shall be and read as follows:

                                     TENTH

                          The number of Directors of this Corporation shall be
                 not less than seven (7) nor more than fifteen (15). The exact number of Directors within such limitations shall be fixed from time-to-time by a resolution adopted by not less than two-thirds of the Full Board (as defined in Article NINTH). The Directors shall be divided into three classes, as nearly equal in number as possible, with a term of office of three years, one class to expire each year. At each Annual Meeting of Stockholders, the class of Directors whose terms of office shall expire at such time shall be elected to hold office for terms expiring at the third succeeding Annual Meeting of Stockholders following their election. Each Director shall hold office until his successor shall be elected and shall qualify.

         SECOND: That thereafter, at the Annual Meeting held April 21, 1995, the necessary number of shares as required by the Certificate of Incorporation and applicable bylaw were voted in favor of the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Kellogg Company has caused this certificate to be signed by Richard M. Clark, its Senior Vice President, General Counsel and Secretary, this 8th day of May, 1995.

                                                   Kellogg Company


                                                   By  /s/ Richard M. Clark
                                                      --------------------------
                                                          Richard M. Clark
                                                   Senior Vice President,
Attest:                                            General Counsel and Secretary


  /s/ Edward J. Gildea
-----------------------------------
Edward J. Gildea
Assistant Secretary





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